Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 10, 2004, accompanying the consolidated financial statements included in the Annual Report of Xeta Technologies, Inc. on Form 10-K for the year ended October 31, 2004.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Xeta Technologies, Inc. on Forms S-8 (File No. 033-62173, File No. 333-44544, and File No. 333-116745).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
January 13, 2005